EXHIBIT (a)(3)

                   ARTICLES OF AMENDMENT DATED APRIL 28, 1999


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                            ROYCE GLOBAL TRUST, INC.

                              ARTICLES OF AMENDMENT

         Royce Global Trust, Inc., a Maryland corporation having its principal office in the City of Baltimore, State of Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland:


         FIRST: Article I of the Articles of Incorporation of the Corporation is amended so as to read in its entirety as follows:

                                   "ARTICLE I

                                      NAME
                                      ----

         The name of the Corporation is ROYCE FOCUS TRUST, INC."

         SECOND: The amendment of the Articles of Incorporation of the Corporation as hereinabove set forth has been duly approved and advised by a majority of the entire board of directors and has received the affirmative vote of a majority of the issued and outstanding capital stock of the Corporation.

         IN WITNESS WHEREOF, Royce Global Trust, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President, Daniel A. O'Byrne, and witnessed by its Secretary, John E. Denneen, on April 28, 1999.

         The Vice President acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of the Amendment of the Corporation's Articles of Incorporation are true in all material respects and that this statement is made under penalties of perjury.

                                      ROYCE GLOBAL TRUST, INC.


                                      By: ______________________________________
                                               Daniel A. O'Byrne, Vice President


(SEAL)


WITNESS:    ______________________________
                John E. Denneen, Secretary